EXHIBIT (23)-3


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3) and the related Prospectus of HEALTHSOUTH Corporation for the registration of 984,189 shares of its common stock and to the incorporation by reference therein of our report (related to the financial statements and schedule of Continental Medical Systems, Inc. for the year ended June 30, 1995, not presented separately therein) dated August 3, 1995, except for Note 6 and Note 19 for which the date is September 26, 1995;
Note 14 for which the date is September 12, 1995; and Note 20 for which the date is September 27, 1995 included in the Horizon/CMS Healthcare Corporation Annual Report (Form 10-K/A Amendment No. 1) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP



Harrisburg, Pennsylvania
November 18, 1997